                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Check the appropriate box:

[ ] Preliminary Information Statement     [ ] Confidential, for Use of the Commission
                                              Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                            THE LIONSHARE GROUP, INC.
                  (Name of Registrant As Specified in Charter)

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         [ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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         (2)      Aggregate number of securities to which transaction applies:

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                  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials

         [ ]     Check box if any part of the fee is offset as provided by Exchange
                 Act Rule 0-11(a)(2) and identify the filing for which the
                 offsetting fee was paid previously.  Identify the previous filing by registration  statement  number,  or the Form or Schedule and the date of its filing.

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         (4)      Date Filed:

                                       1

                            THE LIONSHARE GROUP, INC.

TO OUR STOCKHOLDERS:

        This  information  statement is being provided to the  stockholders of
        The Lionshare  Group,  Inc. Our Board of Directors has approved, and recommended the approval by our stockholders, of:

        o  a 1 for 10 reverse split of our common stock, par value $.0001 per share
           ("Common  Stock"),  issued and outstanding as of July
                  14, 2002; and

        o  an increase in our authorized common stock from 100,000,000 to 180,000,000.

        As a matter of  regulatory  compliance  we are  sending  you this  Information
        Statement  which  describes  the  purpose  and provisions of the 1 for 10 reverse split of our Common Stock.

        Please feel free to call us at  561-241-9921  should you have any questions on the enclosed  Information  Statement.  We thank you for your continued
        interest in the The Lionshare Group, Inc.

                          For the Board of Directors of
                            THE LIONSHARE GROUP, INC.

                                /s/ George Weast
                  ----------------------------------------------
                                    George Weast, President

                                       2

                            THE LIONSHARE GROUP, INC.

                               20 S.E. 14th Street
                                    Suite 204
                              Boca Raton, FL 33432

                              INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

        This Information Statement is being furnished to the stockholders of The
Lionshare Group, Inc., a Delaware corporation, in connection with the proposed adoption of an amendment to the Company's Certificate of Incorporation (the
"Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the
Company's outstanding Common Stock ("Common Stock"). The purpose of filing the
Amendment is to effect a 1 for 10 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split") and to increase the
Company's authorized common stock from 100,000,000 to 180,000,000 (the "Common
Stock Increase"). The Company's Board of Directors, on June 28, 2002, approved the Amendment and recommended by written consent that the Amendment be approved by our stockholders. Upon receipt of the requisite stockholder approval, the proposed Amendment will become effective when filed with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the
Amendment will occur on or about July 30, 2002 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

    The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation
Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 228 of the
Delaware Law, the Amendment is required to be approved by the a majority of our stockholders. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock.

    Lancer Offshore, Inc., who owns in the aggregate 40,000,000 shares of our Common
Stock representing approximately 92% of our outstanding Common Stock, have indicated that they intend to give their written consent to the adoption of the
Amendment described in this Information Statement. The written consent of such persons to the approval of the Amendment will become effective upon the filing of their written consents with our Secretary. We anticipate that the filing of such written consents will occur on or before July 30, 2002. The date on which this Information Statement was first sent to stockholders is on or about July
20, 2002. The record date established by us for purposes of determining the number of outstanding shares of our Common Stock is July 14, 2002 (the "Record
Date").

    Pursuant to Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as we will have provided this
Information Statement to our stockholders of record on the Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under Delaware Law are afforded to our stockholders as a result of the adoption of the Plan.

                               EXECUTIVE OFFICES

Our principal executive offices are located at 20 S.E. 14th Street, Suite 204,
Boca Raton, FL 33432. Our telephone number is (561) 241-9921.

                OUTSTANDING VOTING STOCK OF THE LIONSHARE GROUP

    As of the Record Date, there were 43,329,488 our Common Stock outstanding. The
Common Stock constitutes the sole class of our voting securities. Each share of
Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of our directors; (iii) each person intending to file a written consent to the adoption of the Plan described herein; and (iv) all of our directors, executive officers and designated stockholders as a group. This information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 20 S.E. 14th
Street, Suite 204, Boca Raton, FL 33432.

                                       Shares Beneficially Owned
                                     Number on          Number Post
Beneficial Owner                     Record Date        Reverse Split    Percent
--------------------------------------------------------------------------------

Lancer Offshore, Inc.
Kaya Flambayon 9
Curacao, Netherlands Antilles          40,000,000      4,000,000           92.3%

George Weast                                    0              0             -

All officers and directors
 as a group (one person)                        0              0             -

                      AMENDMENT TO CERTIFICATE TO EFFECT A
                        1 FOR 10 REVERSE STOCK SPLIT AND
                       INCREASE IN AUTHORIZED COMMON STOCK

    On June 28, 2002, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the Reverse Stock
Split and Common Stock Increase. Pursuant to the Reverse Stock Split, each 10 of the outstanding shares of our Common Stock on the date of the Reverse Stock
Split (the "Old Shares") will be automatically converted into 1 share of our
Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. In addition, the Amendment will also increase the available number of authorized, but unissued, shares of common stock. We have no current plans to issue any of the authorized but unissued shares of our common stock created by the Reverse
Stock Split and Common Stock Increase. The Reverse Stock Split and Common Stock
Increase will become effective upon filing of the Amendment with the Delaware
Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose and Effect of Proposed Reverse Stock Split

    The Board believes the Reverse Stock Split is desirable because it will assist us by helping to raise the trading price of our Common Stock. Our Board believes that the higher share price which should result from the Reverse Stock Split will help generate interest in us among investors and thereby assist us in raising capital to fund our operations.

    The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New
Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

    The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 10). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

    The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

        o        The number of shares owned by each holder of Common Stock will be reduced by the ratio of 10 to 1;

        o        The number of shares of Common Stock we are authorized to issue will remain the same;

        o        The per share loss and net book value of our Common  Stock will be  increased  because  there will be fewer shares of our Common
                 Stock outstanding;

        o        The par value of the Common Stock will remain $.0001 per share;

        o        The stated  capital on our  balance  sheet  attributable  to the
                 Common  Stock will be reduced to 1/10 of its present amount, and the additional  paid-in capital account shall be credited with the amount by which the stated capital is reduced; and

        o        All outstanding  options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/10 of the number of shares of Common
                 Stock which such holders would have been able to purchase  upon exercise of their  options  immediately  preceding  the Reverse
                 Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

    The Reverse Stock Split will be effected by the filing of a Certificate of
Amendment to our Certificate of Incorporation with the Secretary of the State of
Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date").
As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective
Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the
Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

Reasons for the Proposed Increase in Authorized Common Stock

    The Company is currently authorized to issue 100,000,000 shares of common stock,
$.0001 par value per share, of which 43,329,488 shares (4,332,949 post reverse split) were issued and outstanding at the close of business on the Record Date.

    The Company has no present agreement to issue any additional shares of common stock. However this amendment is being sought because the Board of Directors believes that increasing the authorized common stock to 180,000,000 shares would make available those shares for capital raising and other acquisitions as well as incentive options. Such stock issuances could be for cash, securities or other property, allowing the Company to take advantage of favorable market conditions, attract or retain personnel or business opportunities including acquisitions.

    There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in authorized common stock will have on the market price of the Company's common stock. This amendment is being sought solely to enhance the Company's corporate finance flexibility.

No Rights of Appraisal

    Under the laws of the State of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split and Common Stock Increase, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences

We believe that the federal income tax  consequences  of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         o No gain or loss will be recognized  by a  stockholder  on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         o The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         o The holding  period of the New Shares will include the holding  period of the Old Shares if such Old Shares were held as capital assets.

         o The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

    Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

    Our beliefs regarding, the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

    This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

    The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

    The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the
Federal, State and local tax consequences of the Reverse Stock Split.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ George Weast
                                 -----------------------------------------------
                                                        George Weast, President